WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

This **Waiver and Third Amendment to Credit Agreement** (this "Third Amendment") is made as of this 8th day of August, 2013 by and among Sterling Construction Company, Inc. ("Sterling") and certain of its subsidiaries as set forth on the signature pages hereto (collectively, with Sterling, the "Borrowers"), certain of the Lenders (as defined below) and Comerica Bank, a Texas banking association, as Administrative Agent ("Agent").

RECITALS

A. Agent and the financial institutions party thereto from time to time (the "Lenders") entered into that certain Credit Agreement dated as of October 31, 2007 (as amended, restated or otherwise modified from time to time collectively, the "Credit Agreement") with the Borrowers.

B. The Borrowers have requested that Agent and Lenders make certain other amendments to the Credit Agreement, and they are willing to do so, but only on the terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, Borrowers, Agent and the requisite Lenders agree:

1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to delete the definition of "EBITDA" that appears therein and insert the following in its place:

   ""EBITDA" shall mean for any period, as determined in accordance with GAAP, Net Income for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense (including amortized debt financing costs), (d) any extraordinary or non-recurring non-cash expenses or losses, and any other non-cash expenses or losses approved by the Majority Lenders, including non-cash losses on sales of assets outside the ordinary course of business, minus, to the extent included in consolidated Net Income for such period, any extraordinary or non-recurring non-cash gains including non-cash gains on sales of assets outside the ordinary course of business, provided, that for calculation of the financial covenants set forth in Section 7.9 hereof, EBITDA for (i) the four quarters ending September 30, 2013 shall be EBITDA for the quarter ending September 30, 2013 multiplied by 4, (ii) the four quarters ending December 31, 2013 shall be EBITDA for the two quarters ending December 31, 2013 multiplied by 2 and (iii) the four quarters ending March 31, 2014 shall be EBITDA for the three quarters ending March 31, 2014 multiplied by 4 and divided by 3."

2. Amendment to Schedules. Schedule 1.1 to the Credit Agreement is hereby deleted and the Schedule 1.1 attached hereto as Annex A is hereby inserted in its place.

3. Waiver. The Agent and the undersigned Lenders hereby waive compliance with Section 7.9(b) of the Credit Agreement for the period ending June 30, 2013.

4. Additional Covenants. Within (a) thirty (30) days of the Agent's written request, the Borrowers shall move all their securities accounts to Comerica Securities and (b) ten (10) days of the date hereof, the Borrowers shall execute or cause to be executed and delivered to the Agent secretary's certificates attaching current organizational documents, resolutions and such other documentation as the Agent may, in its discretion require, evidencing the authorization of this Third Amendment and the Reaffirmation (as defined below), each such document to be in form and substance acceptable to Agent in its sole discretion.

5. Effectiveness. This Third Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been fully satisfied:

   (a) Agent shall have received counterpart copies, with originals to follow of this Third Amendment, duly executed and delivered by the Borrowers, the Agent and the requisite Lenders (as applicable) and in form and substance satisfactory to Agent.

   (b) Agent shall have received counterpart copies, with originals to follow of the Reaffirmation and Agreement to be Bound (the "Reaffirmation") duly executed and delivered by the Borrowers and Agent and in form and substance satisfactory to Agent.

6. Representations and Warranties. Each Borrower hereby represents and warrants that, after giving effect to the amendments contained herein (a) execution and delivery of this Third Amendment, the Reaffirmation and any other Loan Documents required to be delivered hereunder, and the performance by each Borrower of its obligations under the Credit Agreement as amended hereby and as amended prior to the date hereof (herein, as so amended, the "Amended Credit Agreement") are within each Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Third Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this Third Amendment, the Amended Credit Agreement, the Reaffirmation and any other Loan Documents required to be delivered hereunder, will constitute the valid and binding obligations of the Borrowers enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in this Third Amendment, the Amended Credit Agreement, the Reaffirmation and any other Loan Documents required to be delivered hereunder are true and correct on and as

of the date hereof (except to the extent such representations specifically relate to an earlier date), and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Third Amendment, the Amended Credit Agreement, the Reaffirmation and any other Loan Documents required to be delivered hereunder and (c) as of the date hereof (after giving effect to the waiver contained in Section 2 hereof), no Default or Event of Default shall have occurred and be continuing.

7. No Waiver. Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Agent or any Lender of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

8. No Course of Dealing. Each Borrower hereby acknowledges and agrees that this Third Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of such Borrower or any other party or any rights, privilege or remedy of the Agent or any Lender under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

9. Capitalized Terms. Unless otherwise defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Credit Agreement.

10. Counterparts; Signatures. This Third Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement. Delivery of a signature page to this Third Amendment, the Reaffirmation or any other Loan Document by telecopy or other electronic means shall be effective (for all purposes) as delivery of a manually executed counterpart of this Third Amendment, the Reaffirmation or any other Loan Document.

11. No Claims. Each Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or the Agent of such Borrower's liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and the Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Third Amendment, each Lender and the Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Loan Documents. Each Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and the Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and the Agent ("Releasees"), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances,

damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, each Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (a) the right of the Agent and each Lender to exercise its rights and remedies described in this Third Amendment or any of the other Loan Documents; (b) any provision of this Third Amendment or any of the other the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.

12. Laws of Texas. This Third Amendment shall be construed in accordance with and governed by the laws of the State of Texas (without giving effect to principles of conflict of laws).

13. No Oral Agreements. Each of the undersigned parties hereby covenant and agree as follows:

(a) The rights and obligations of the parties shall be determined solely from the written "Loan Agreement" (as such term is defined in Section 26.02(a)(2) of the Texas Business and Commerce Code) executed and delivered in connection with the Advances, and any oral agreements between or among the parties are superseded by and merged into the Credit Agreement.

(b) This Third Amendment, the Reaffirmation, the Credit Agreement and each of the other Loan Documents has not been and may not be varied by any oral agreements or discussions that have or may occur before, contemporaneously with, or subsequent thereto.

(c) THE WRITTEN THIRD AMENDMENT, THE REAFFIRMATION, THE CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EACH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent, Lender, Swing Line Lender and Issuing Lender

By: James R. Mcnutt

Its: Senior Vice President

BORROWERS:

STERLING CONSTRUCTION COMPANY, INC.

By:______________________________

Its: CEO

TEXAS STERLING CONSTRUCTION CO.

By:______________________________

Its:______________________________

ROAD AND HIGHWAY BUILDERS, LLC

By: Sterling Construction Company, Inc., its sole manager

By:______________________________

Its:______________________________

ROAD AND HIGHWAY BUILDERS INC.

By:______________________________

Its:______________________________

ROAD AND HIGHWAY BUILDERS OF CALIFORNIA, INC.

By:______________________________

Its:______________________________

RALPH L. WADSWORTH CONSTRUCTION COMPANY, LLC

By:______________________________

Its:______________________________

J. BANICKI CONSTRUCTION, INC.

By: ______________________________

Its: ______________________________

Annex A

Schedule 1.1*
Applicable Margin Grid
Credit Agreement
(basis points per annum)

Basis for Pricing	
Revolving Credit Eurodollar Margin	275.00
Revolving Credit Prime-Based Rate Margin	100.00
Revolving Credit Facility Fee	25.00
Letter of Credit Fees (exclusive of facing fees)	275.00

* Definitions as set forth in the Credit Agreement.